[ARTICLE]5

                                                     Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement No. 33-13901, and in Registration Statement Nos. 33-73696, 33-73698 and 33-73700 of Barr Laboratories, Inc. on Form S-8 of our report dated August 22, 1995, appearing in this Annual Report on Form 10-K of Barr Laboratories, Inc. for the year ended June 30, 1995.


/s/Deloitte & Touche LLP
________________________
Deloitte & Touche LLP


Parsippany, New Jersey
September 19,1995